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                                                                 EXHIBIT (H)(16)

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

                            ___________________, 2000

Chase Global Funds Services Company
73 Tremont Street
Boston, MA  02108-3913

Gentlemen:

     United States Trust Company of New York ("U.S. Trust"), and Chase Global Funds Services Company ("CGFSC"), are parties to an Amended and Restated Mutual Funds Sub-Transfer Agency Agreement made as of July 31, 1998 (the "Agreement"). Excelsior Funds, Inc. (the "Company") has retained U.S. Trust to serve as the Company's transfer agent, registrar and dividend disbursing agent. U.S. Trust, by way of the Agreement, has assigned its duties and obligations to CGFSC.

     The Company has established a class of shares for a new portfolio, the Biotechnology Fund (the "New Fund"). This letter shall serve as written notice that U.S. Trust desires to retain CGFSC to serve as sub-transfer agent, sub-registrar and sub-dividend disbursing agent under and in accordance with the terms of the Agreement, whereupon the New Fund shall be subject to the provisions of the Agreement to the same extent as the funds currently covered by the Agreement.

     Please sign below to signify CGFSC's agreement to serve as sub-transfer agent, sub-registrar and sub-dividend disbursing agent for each class and/or series of common stock of the Company with respect to the New Fund for the period and on the terms set forth in the Agreement.

                                Very truly yours,

                                UNITED STATES TRUST COMPANY OF NEW YORK

                                By:
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                                Name:
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                                Title:   Executive Vice President
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Agreed to and Accepted intending
to be legally bound hereby

CHASE GLOBAL FUNDS SERVICES COMPANY

By:
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Name:
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Title:
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